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                                                                    EXHIBIT 99.1
{ENRON LOGO)
                               (ENRON LETTERHEAD)

                                                                    NEWS RELEASE

                                   Mark Palmer
                                 (713) 853-4738


ENRON FILES CHAPTER 11 PLAN WITH BANKRUPTCY COURT


FOR IMMEDIATE RELEASE: Friday, July 11, 2003


      HOUSTON - Enron Corp. filed its proposed Joint Chapter 11 Plan and related disclosure statement with the U.S. Bankruptcy Court today, with the support of Enron's Official Unsecured Creditors' Committee.


      "This is a good day in what has been a very complicated process," said Stephen F. Cooper, Enron's acting CEO and chief restructuring officer. "We have, with the support of our Creditors' Committee and the Enron North America Examiner, filed a plan that maximizes recovery for our stakeholders, creates platforms to distribute value, and preserves jobs through the creation of our new business entities. Having reached agreement with a broad base of our economic stakeholders, we can expedite this process and hopefully avoid lengthy bankruptcy maneuvering and the associated legal expenses."


      The disclosure statement details the estimated recovery percentages for more than 350 classes of creditors. The recovery percentage estimates range from 100 percent for certain claims, such as priority claims, to zero cents on the dollar for holders of common stock. The Plan does preserve the rights of Enron shareholders to a contingent recovery in the extremely unlikely event that Enron's total assets exceed total allowed claims. Based upon preliminary estimates, Enron's unsecured creditors will receive between 5 percent and 75 percent of their claim, depending on which particular debtor the claim is against.



      Three debtors represent more than three-fourths of Enron's unsecured claims: Enron Corp., Enron North America, and Enron Power Marketing, Inc.
The estimated recoveries for unsecured claims against those debtors are: Enron Corp., 14.4 percent; Enron North America, 18.3 percent; and Enron Power Marketing, Inc., 21.3 percent.



      The Plan, which covers Enron's 174 debtor entities, must be approved by 50 percent of the creditors and two-thirds of the dollar amount of claims for each creditor class in all debtor entities.

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      The Bankruptcy Court is expected to hold a hearing on the disclosure statement in the fall. If the Plan is confirmed by the end of the year, partial distributions could begin on a periodic basis as soon as is practical pursuant to the Plan.



      The Plan and accompanying disclosure statement can be viewed at www.enron.com/corp/por/.



       Last month, Enron announced the creation of CrossCountry Energy Corp., a holding company for Enron's interests in Transwestern Pipeline Company, Citrus Corp., and Northern Plains Natural Gas Company. Enron also announced plans in May to create a new international energy company, which will be called Prisma Energy International Inc. and will be comprised of the majority of Enron's international energy infrastructure businesses. Both companies will be independent businesses with independent boards of directors. Enron is still in the process of determining whether to sell Portland General Electric or distribute stock of PGE to Enron's creditors.



      As detailed in the filings made today, in addition to cash and interests in potential litigation claims, creditors would receive equity interests in the newly created entities.


      Enron's Internet address is www.enron.com.

      THE PLAN, THE DISCLOSURE STATEMENT AND THIS PRESS RELEASE, INCLUDING THE EXHIBITS ATTACHED HERETO, MAY CONTAIN STATEMENTS THAT ARE FORWARD-LOOKING WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATION AND, AS SUCH, ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACCORDINGLY, ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO: VARIOUS REGULATORY ISSUES; THE OUTCOME OF THE COMPANY'S CHAPTER 11 PROCESS; RISKS INHERENT IN THE COMPANY'S CHAPTER 11 PROCESS, SUCH AS THE NON-CONFIRMATION OF THE PLAN, NON-OCCURRENCE OR DELAYED OCCURRENCE OF THE PLAN'S EFFECTIVE DATE OR DELAYED DISTRIBUTION OR NON-DISTRIBUTION OF SECURITIES OR OTHER ASSETS UNDER THE PLAN; THE UNCERTAIN OUTCOMES OF ONGOING LITIGATION AND GOVERNMENTAL INVESTIGATIONS INVOLVING THE COMPANY'S OPERATING SUBSIDIARIES AND THE DEBTORS, INCLUDING THOSE INVOLVING FOREIGN REGULATORS AND THE U.S. CONGRESS, THE DEPARTMENT OF JUSTICE, THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE DEPARTMENT OF LABOR, THE INTERNAL REVENUE SERVICE, THE PENSION BENEFIT GUARANTY CORPORATION, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., THE FEDERAL ENERGY REGULATORY COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, THE FEDERAL TRADE COMMISSION, THE CALIFORNIA AND CONNECTICUT ATTORNEYS GENERAL AND NUMEROUS CONGRESSIONAL COMMITTEES AND STATE AGENCIES; THE UNCERTAIN OUTCOMES OF NUMEROUS LAWSUITS AND CLAIMS; THE EFFECTS OF NEGATIVE PUBLICITY ON THE COMPANY'S OPERATING SUBSIDIARIES' BUSINESS OPPORTUNITIES; THE EFFECTS OF THE DEPARTURE OF PAST AND PRESENT EMPLOYEES OF THE DEBTORS; UNCERTAIN RESOLUTION OF SPECIAL PURPOSE ENTITY ISSUES; THE PRELIMINARY AND UNCERTAIN NATURE OF VALUATIONS AND ESTIMATES CONTAINED IN THE PLAN; FINANCIAL AND OPERATING RESTRICTIONS THAT MAY BE IMPOSED ON AN OPERATING SUBSIDIARY OF THE COMPANY IF THE COMPANY IS REQUIRED TO REGISTER UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT; POTENTIAL ENVIRONMENTAL LIABILITIES; INCREASING COMPETITION AND OPERATIONAL HAZARDS FACED BY THE DEBTORS AND OPERATING SUBSIDIARIES OF THE COMPANY; THE POTENTIAL LACK OF A TRADING MARKET FOR THE SECURITIES DISTRIBUTED TO CREDITORS; UNCERTAINTIES CREATED BY THE LACK OF REPORTED INFORMATION FOR SECURITIES DISTRIBUTED TO CREDITORS AND THE LACK OF INDEPENDENT OPERATING HISTORY OF THE COMPANY'S OPERATING SUBSIDIARIES; ECONOMIC, POLITICAL, REGULATORY AND LEGAL RISKS AFFECTING THE FINANCES AND OPERATIONS OF THE DEBTORS AND THE COMPANY'S OPERATING SUBSIDIARIES; AND THE UNCERTAIN TIMING, COSTS AND RECOVERY VALUES INVOLVED IN THE DEBTORS' EFFORTS TO RECOVER ACCOUNTS RECEIVABLE AND TO LIQUIDATE THE REMAINING ASSETS.
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CONTAINED IN THE DISCLOSURE STATEMENT SHOULD NOT BE RELIED ON FOR ANY PURPOSE
BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THE DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION.

      THE INFORMATION CONTAINED IN THE PLAN AND THE DISCLOSURE STATEMENT IS NOT TO BE USED FOR INVESTMENT PURPOSES. THE DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THE PLAN AND THE DISCLOSURE STATEMENT AT A FUTURE DATE.

      AS EXPLAINED IN A NOVEMBER 8, 2001 FORM 8-K FILED BY THE COMPANY WITH THE SEC, THE PREVIOUSLY ISSUED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 THROUGH 2000 AND FOR THE FIRST AND SECOND QUARTERS OF 2001 AND THE AUDIT REPORTS COVERING THE YEAR-END FINANCIAL STATEMENTS FOR 1997 THROUGH 2000 SHOULD NOT BE RELIED UPON. IN ADDITION, AS EXPLAINED IN AN APRIL 22, 2002 FORM 8-K FILED BY THE COMPANY, THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE THIRD QUARTER OF 2001 SHOULD NOT BE RELIED UPON. THE COMPANY CONTINUES TO BELIEVE THAT THE EXISTING COMMON AND PREFERRED STOCK OF THE COMPANY HAVE NO VALUE. HOWEVER, THE PLAN PROVIDES THE COMPANY'S STOCKHOLDERS WITH A CONTINGENT RIGHT TO RECEIVE RECOVERY IN THE VERY UNLIKELY EVENT THAT THE AGGREGATE VALUE OF THE COMPANY'S ASSETS EXCEEDS THE TOTAL AMOUNT OF ALLOWED CLAIMS.

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